SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2007 (June 13, 2007)

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-50491	65-1193022
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

South Banbidian Industrial Park,
Liqiao Township, Shunyi District
Beijing 101304, People’s Republic of China
(Address of Principal Executive Offices)

(86-10) 8416 3816
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 IYEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On June 13, 2007, China Fire & Security Group, Inc. (“Company”) announced that the Company had been awarded a new fire protection total solution contract with Anshan Iron & Steel Group, the second largest iron and steel manufacturer in China. The estimated contract value is approximately $7.6 million.

ITEM 7.01	REGULATION FD DISCLOSURE.

On Jun 13, 2007, the Company issued a press release regarding the agreement with Anshan Iron & Sreel Group.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release of China Fire & Security Group, Inc. dated June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC.

Date: June 18, 2007	By:	/s/ Brian Lin
Name: Brian Lin
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of China Fire & Security, Inc., dated June 13, 2007.